Exhibit 99.1

Northwest Biotherapeutics, Inc.
Stock Option Grant Notice
(2007 Stock Option Plan)

Northwest Biotherapeutics, Inc. (the “Company”), pursuant to its 2007 Stock Option Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth herein and in the Option Agreement, the Plan, and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:	Alton L. Boynton

Date of Grant:	December 31, 2007

Number of Shares Subject to Option:	2,807,048

Exercise Price (Per Share):	$0.60

Total Exercise Price:	$1,684,228

Expiration Date:	10 years from Date of Grant

Type of Grant:	Incentive Stock Option[1]	X Nonstatutory Stock Option

Exercise Period:		X 10 years from Date of Grant

•
Vesting Schedule: The vesting of stock options will occur as described below except that any unvested options shall accelerate and fully vest upon receipt by the Company of FDA approval for commercial sale in the U.S. of DCVax® Brain (or other DCVax® product if approved sooner)

•	Vesting Schedule - Four year vesting schedule with:

•	Vestment # 1: 804,768 shares vesting on the Date of Grant

•	Vestment # 2: 500,576 shares vesting on June 23, 2008

•	Vestment # 3–38: 41,714 shares vest per month for 36 months on the 23rd of each month beginning on July 23, 2008 and ending on June 23, 2011

•	Vesting of your stock options will cease upon the termination of your employment or resignation, subject to the terms specified below:

•	If your employment is terminated For Cause, your options will stop vesting, and options which are already vested as of the date of termination shall expire 24 hours after such termination.

[1]
If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Nonstatutory Stock Option.

•
If your employment is terminated Without Cause, options will continue to vest under their above stated schedule, and will be exercisable for up to their full exercise period, so long as you execute a separation and release agreement reasonably acceptable to the Company, and you do not work for or with a Competing Company (as defined below) in any capacity (employee, director, adviser, collaborator, etc.) while the vesting period is continuing. The term “Competing Company” means a business that is developing immunotherapies for cancer.

•
If you resign, the vesting of your options will cease. If your resignation complies with a 90 day notice, best efforts and good faith requirements, your options will be exercisable for 90 days following the last day of employment. If your resignation does not comply with the notice and best efforts and good faith requirements, your options will only be exercisable for 15 days following the last day of employment.

•	Exercise Schedule*:

•	2008: 1,430,486 (All shares vested as of September 23, 2008)

•	2009: 500,568 (All shares vested between September 24, 2008 and September 23, 2009)

•	2010: 500,568 (All shares vested between September 24, 2009 and September 23, 2010)

•	2011: 375,426 (All shares vested between September 24, 2010 and June 23, 2011)

*When a calendar year is stated as the exercise date, the Optionholder is permitted to exercise the option with respect to the number of shares required to be exercised in that year at any point during that calendar year to the fullest extent permitted by Section 409A of the Internal Revenue Code of 1986, provided that:

1.	The Optionholder shall not exercise any portion of the Option before it is vested;

2.	Any portion of the option that was scheduled to be exercised in a particular year shall be forfeited if it is not exercised on or before December 31 of that year; and

3.	The restriction in Paragraph 3 of the Award Agreement (attached to this Notice as Attachment I) shall not apply to this Grant.

Payment: By one or a combination of the following items (described in the Option Agreement):

☐ By cash or check

☐ Pursuant to a Regulation T Program

☐ Pursuant to a cashless exercise in which the Optionholder surrenders to the Company his option to purchase a number of shares equal to the following: (a) the product of (i) the exercise price of the option; and (ii) the number of shares subject to the option that the Optionholder wishes to exercise; divided by (b) the fair market value of the shares on the date the option is exercised.

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan, and (ii) the following agreements only:

Other Agreements:

Northwest Biotherapeutics, Inc.		Optionholder:

By:	/s/ Anthony P. Deasey	/s/ Alton L. Boynton

	Signature	Signature

Title:	Senior Vice President	Date:	December 31, 2007

Date:	December 31, 2007

Attachments: Option Agreement, 2007 Stock Option Plan and Notice of Exercise

Attachment I

Northwest Biotherapeutics, Inc.
2007 Stock Option Plan

Stock Option Agreement
(Incentive Stock Option or Nonstatutory Stock Option)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Northwest Biotherapeutics, Inc. (the “Company”) has granted you an option under its 2007 Stock Option Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. Vesting. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service for Cause as per your Stock Option Grant Notice.

2. Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. Exercise Restriction for Non-Exempt Employees. Except as provided in your Grant Notice, if you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (i.e., a “Non-Exempt Employee”), you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant specified in your Grant Notice, notwithstanding any other provision of your option.

4. Method of Payment. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) Bank draft or money order payable to the Company.

(b) In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

(c) Pursuant to a cashless exercise in which you surrender to the Company your option to purchase a number of shares equal to the following: (a) the product of (i) the exercise price of the option; and (ii) the number of shares subject to the option that you wish to exercise; divided by (b) the fair market value of the shares on the date the option is exercised.

5. Whole Shares. You may exercise your option only for whole shares of Common Stock.

6. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7. Term. You may not exercise your option before the commencement or after the expiration of its term. The term of your option commences on the Date of Grant and, except as provided in your Grant Notice, expires upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) thirty (30) days after the termination of your Continuous Service for any reason other than your Disability or death, provided, however, that (i) if during any part of such thirty (30) day period your option is not exercisable solely because of the condition set forth in Section 6, your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of thirty (30) days after the termination of your Continuous Service and (ii) if (x) you are a Non-Exempt Employee, (y) you terminate your Continuous Service within six (6) months after the Date of Grant specified in your Grant Notice, and (z) you have vested in a portion of your option at the time of your termination of Continuous Service, your option shall not expire until the earlier of (A) the later of the date that is seven (7) months after the Date of Grant specified in your Grant Notice or the date that is thirty (30) days after the termination of your Continuous Service or (B) the Expiration Date;

(c) six (6) months after the termination of your Continuous Service due to your Disability;

(d) twelve (12) months after your death if you die either during your Continuous Service or within thirty (30) days after your Continuous Service terminates;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or your permanent and total disability, as defined in Section 22(e) of the Code. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than thirty (30) days after the date your employment with the Company or an Affiliate terminates.

8. Exercise.

(a) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

(c) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the date of your option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

9. Transferability.

(a) Restrictions on Transfer. Your option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during your lifetime only by you; provided, however, that the Board may, in its sole discretion, permit you to transfer your option in a manner that is not prohibited by applicable tax and/or securities laws upon your request.

(b) Domestic Relations Orders. Notwithstanding the foregoing, your option may be transferred pursuant to a domestic relations order; provided, however, that if your option is an Incentive Stock Option, your option shall be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c) Beneficiary Designation. Notwithstanding the foregoing, you may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

10. Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

11. Withholding Obligations.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

12. Notices. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

13. Headings. The headings of the Sections in this Stock Option Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Stock Option Agreement or to affect the meaning of this Stock Option Agreement.

14. Amendment. Nothing in this Stock Option Agreement shall restrict the Company’s ability to exercise its discretionary authority pursuant to Section 2 of the Plan; provided, however, that no such action may, without your consent, adversely affect your rights under your option.

15. Miscellaneous.

(a) The rights and obligations of the Company under your option shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option.

(c) You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option and fully understand all provisions of your option.

16. Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

17. Choice of Law. The interpretation, performance and enforcement of this Stock Option Agreement shall be governed by the law of the state of Delaware without regard to such state’s conflicts of laws rules.

Attachment II
2007 Stock Option Plan

Attachment III

Notice of Exercise

Name

Address:

Date	, 20

Northwest Biotherapeutics, Inc.
7600 Wisconsin Avenue, N.W.
Suite 750
Bethesda, Maryland 20814
Attention: [insert appropriate contact]

By a Stock Option Agreement dated                               , 20        (the “Option Agreement”), I am the holder of an Option granted under the Northwest Biotherapeutics, Inc. 2007 Stock Option Plan (the “Plan”) to purchase up to                                shares of Northwest Biotherapeutics, Inc. common stock (the “Shares”) at an exercise price of $                               per Share. My Option is [an Incentive] [a Nonstatutory] Stock Option.

I hereby exercise my Option to purchase                                Shares, for which the total exercise price is $                              . I have arranged to pay the exercise price as follows:

_____	I am enclosing with this notice cash, a check, a bank draft, or a money order payable to Northwest Biotherapeutics, Inc. for $ .

_____	With approval from the Board of Directors of Northwest Biotherapeutics, Inc. (the “Board”), pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by Northwest Biotherapeutics, Inc. or the receipt of irrevocable instructions to pay the aggregate exercise price to Northwest Biotherapeutics, Inc. from the sales proceeds;

_____	With approval from the Board, the following method as set forth in my Option Agreement:

I understand that my Option may be exercised only to the extent that it is vested, and that it will not be deemed exercised with respect to any Shares until the exercise price has been received by the [insert appropriate contact] of Northwest Biotherapeutics, Inc. (or by a person designated by the [insert appropriate contact]).

I understand that if I received my Option as an employee of Northwest Biotherapeutics, Inc., exercise of my Option might trigger certain federal, state, and local tax withholding obligations (although withholding will not be required with respect to exercise of an Incentive Stock Option). I have arranged to satisfy the withholding obligations by one or a combination of the following methods (to the extent permitted under my Option Agreement) and if I elected more than one method, I have specified the relative proportions below:

_____	I am enclosing with this notice a check for $ , which Northwest Biotherapeutics, Inc. has determined to be sufficient to satisfy all withholding obligations.

_____	I authorize Northwest Biotherapeutics, Inc. to withhold Shares with a Fair Market Value equal to the amount that must be withheld. I understand that only whole Shares will be withheld and that any fractional Shares required to be withheld will be rounded up to the next whole Share.

_____	I authorize Northwest Biotherapeutics, Inc. to withhold cash from an Option settled in cash equal to the amount that must be withheld.

_____	The following method as set forth in my Option Agreement:

Notwithstanding the provisions for withholding, I understand that I remain responsible at all times for paying any federal, state, and local income and employment taxes with respect to my Option and that Northwest Biotherapeutics, Inc. is not responsible for any liability or penalty that I incur by failing to make timely payments of tax.

Please register my stock certificate as follows:

Name:

Address:

Tax I.D. #:

If my Option is an Incentive Stock Option, I will notify the [insert appropriate contact] of Northwest Biotherapeutics, Inc. within 30 days after any transfer of Shares acquired pursuant to my exercise of the Option that occurs within one (1) year after the date of exercise or within two (2) years after the date the Option was granted.

I further understand and acknowledge that my exercise of this Option and receipt of the Shares are subject to the terms and conditions of the Plan and the Option Agreement, which I have received and carefully reviewed. I understand the terms and conditions and agree to be bound by them.

Sincerely,

Signature

Received by Northwest Biotherapeutics, Inc.:	, 20

Approved

By:

Title: